CERTIFICATE OF TRUST
                                       OF
                          LORD ABBETT SECURITIES TRUST

                  THIS Certificate of Trust of Lord Abbett Securities Trust (the "Trust"), dated February 26, 1993, is being duly executed and filed by all of the trustees of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del. Code ss. 3801, et seg.).

                  1. NAME. The name of the business trust formed hereby is Lord Abbett Securities Trust.

                  2. REGISTERED AGENT. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended. Accordingly, the business address of the registered office of the Trust in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware, County of Kent, 19901. The name of the Trust's registered agent at such address is Prentice-Hall Corporation System, Inc.

                  3.  EFFECTIVE  DATE.  This   Certificate  of  Trust  shall  be
effective upon the date and time of filing.

                  4.  SERIES  TRUST.  Notice is hereby  given that  pursuant  to
Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally.

                  IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust as of the date first above-written.


                                                        /s/ Ronald P. Lynch
                                                            Ronald P. Lynch


                                                        /s/ Robert S. Dow
                                                            Robert S. Dow

                          LORD ABBETT SECURITIES TRUST









                           ---------------------------


                       DECLARATION AND AGREEMENT OF TRUST

                                February 26, 1993

                                       ---------------------------

                                TABLE OF CONTENTS



                                    ARTICLE I
                NAME AND DEFINITIONS..........................................2

Section 1.1.      Name.......................................................2
Section 1.2.      Definitions............................... ................2
Section 1.3.      Purposes...................................................4

                                   ARTICLE II
                                                  TRUSTEES...................7

Section 2.1.      Powers.....................................................7
Section 2.2.      Legal Title...............................................13
Section 2.3.      Number of Trustees; Term of Office.................... ...13
Section 2.4.      Election of Trustees......................................14
Section 2.5.      Resignation and Removal................................ ..14
Section 2.6.      Vacancies.................................................14
Section 2.7.      Committees; Delegation....................................15
Section 2.8.      Quorum; Voting............................................16
Section 2.9.      Action Without a Meeting; Participation by
                  Conference Telephone......................................16
Section 2.10.     By-Laws...................................................17
Section 2.11.     No Bond Required..........................................17
Section 2.12.     Reliance on Experts, Etc..................................17
Section 2.13.     Standard of Care of Trustees..............................18

                                   ARTICLE III
                                                 CONTRACTS..................18

Section 3.1.      Distribution      Contract................................18
Section 3.2.      Advisory or Management Contracts..........................19
Section 3.3.      Affiliations of Trustees or Officers, Etc.................19

                                   ARTICLE IV
                           LIMITATION OF LIABILITY; INDEMNIFICATION.........20

Section 4.1.      No Personal Liability of Shareholders, Trustees, Etc......20
Section 4.2.      Execution of Documents; Notice; Apparent Authority........21
Section 4.3.      Indemnification of Trustees, Officers, Etc................22
Section 4.4.      Indemnification of Shareholders...........................25

                                    ARTICLE V
                                       SHARES OF BENEFICIAL INTEREST........25

Section 5.1.      Beneficial Interest.......................................25
Section 5.2.      Series Designation........................................26
Section 5.3.      Additional Series; Classes................................26
Section 5.4.      Series Assets, Liabilities and Expenses...................27
                  Section 5.4.1.    Series Assets...........................27
                  Section 5.4.2.    Series Liabilities and Expenses...... ..28
                  Section 5.4.3.    Termination of a Series.................29
Section 5.5.      Rights of Shareholders....................................30
Section 5.6.      Trust Only................................................30
Section 5.7.      Issuance of Shares........................................31
                  Section 5.7.1.    General.................................31
                  Section 5.7.2.    Price...................................31
                  Section 5.7.3.    On Merger or Consolidation..............31
                  Section 5.7.4.    Fractional Shares...................... 32
Section 5.8.      Register of Shares........................................32
Section 5.9.      Share Certificates........................................32
Section 5.10.     Transfer of Shares........................................33
Section 5.11.     Voting Powers.............................................33
Section 5.12.     Meetings of Shareholders..................................35
Section 5.13.     Action Without a Meeting..................................35
Section 5.14.     Quorum and Required Vote..................................35
Section 5.15.     Additional Provisions.....................................36
Section 5.16.     Removal of Trustees by Shareholders.......................36
Section 5.17.     Derivative Suits..........................................37

                                   ARTICLE VI
                                    REDEMPTION AND REPURCHASE OF SHARES..

Section 6.1.      Redemption of Shares......................................37
Section 6.2.      Price............................................... .....37

Section 6.3.      Payment.................................................37
Section 6.4.      Effect of Suspension of Right of Redemption......... ...38
Section 6.5.      Repurchase by Agreement.................................38
Section 6.6.      Suspension of Right of Redemption.......................39
Section 6.7.      Involuntary Redemption of Shares; Disclosure of Holding.39

                                   ARTICLE VII
                     DERMINATION OF NET ASSET VALUE; DISTRIBUTIONS........41

Section 7.1.      By Whom Determined......................................41
Section 7.2.      When Determined.........................................41
Section 7.3.      Computation of Per Share Net Asset Value................41
                  Section 7.3.1.    Net Asset Value Per Share.............41
                  Section 7.3.2.    Value of the Net Assets of a Series...42
Section 7.4.      Interim Determinations..................................43
Section 7.5.      Outstanding Shares......................................44
Section 7.6.      Distributions to Shareholders........................ ..44

                                  ARTICLE VIII
                         DURATION; TERMINATION OF TRUST;
                                         AMENDMENT; MERGERS, ETC...........45

Section 8.1.      Duration and Termination.................................45
Section 8.2.      Amendment Procedure.................................. ...48
Section 8.4.      Incorporation............................................48

                                   ARTICLE IX
                                               MISCELLANEOUS...............49

Section 9.1.      Registered Agent; Registered Office......................49
Section 9.2.      Governing Law............................................49
Section 9.3.      Counterparts.............................................51
Section 9.4.      Reliance by Third Parties................................51
Section 9.5.      Provisions in Conflict with Law or Regulations........ ..51
Section 9.6.      Use of Name..............................................52
Section 9.7.      Section Headings; Interpretation..................... ...53

                       DECLARATION AND AGREEMENT OF TRUST
                                       OF
                          LORD ABBETT SECURITIES TRUST

                  DECLARATION AND AGREEMENT OF TRUST made on February 26, 1993 by and among the individuals executing this Declaration and Agreement of Trust as Trustees and the holders from time to time of the shares of beneficial interest issued hereunder.

                  WHEREAS, the Trustees desire to establish a business trust for the investment and reinvestment of funds contributed thereto and the carrying on of business and dividing the gains therefrom; and

                  WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;

                  NOW THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder and all proceeds thereof shall be held and managed in trust for the pro rata benefit of the holders, from time to time, of the shares of beneficial interest issued hereunder and subject to the provisions hereof.

                                    ARTICLE I
                              NAME AND DEFINITIONS

                  Section 1.1. NAME. The name of the trust created hereby is "Lord Abbett Securities Trust", in which name the Trustees shall conduct the business and activities of the Trust and execute all documents and take all actions authorized herein.

         Section 1.2. DEFINITIONS. Wherever they are used herein, the following terms have the following meanings:

                  "Affiliated  Person"  shall  have  the  meaning  set  forth in
Section 2(a)(3) of the 1940 Act.

                "Code" shall mean the Internal Revenue Code of 1986, as amended.

                "Commission" shall mean the Securities and Exchange Commission.

"Declaration" shall mean this Declaration and Agreement of Trust as amended from time to time. This Declaration and any By-laws of the Trust shall constitute the governing instrument of the Trust.

                  "Delaware Act" shall mean Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts", as it may be amended from time to time.

                  "Interested  Person"  shall  have  the  meaning  set  forth in
Section 2(a)(19) of the 1940 Act.

                  "Majority Shareholder Vote" or "Series Majority Shareholder's Vote" shall mean the vote of a majority of the outstanding voting securities, as defined in Section

2(a)(42) of the 1940 Act, of the Trust, provided that if there are two or more Series of Shares outstanding, then "Series Majority Shareholder Vote" shall have, when used with respect to any matter required to be submitted to the holders of the outstanding Shares of any Series pursuant to this Declaration or the 1940 Act, the meaning set forth in Rule 18f-2 under the 1940 Act.

                  "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

                  "Person" shall mean an individual, a company, a corporation, partnership, trust, or association, a joint venture, an organization, a business, a firm or other entity, whether or not a legal entity, or a country, a state, municipality or other political subdivision or any governmental agency or instrumentality.

                  "Principal  Underwriter"  shall have the  meaning set forth in
Section 2(a)(29) of the 1940 Act.

                  "Series" shall mean the one or more separate series of Shares authorized by Section 5.3 of this Declaration.

                  "Shareholder" shall mean a record owner of Shares.

                  "Shares" shall mean the units of interest into which the beneficial interest in the Trust (or, if more than one Series or more than one class of Series is authorized, in each Series and class thereof) shall be divided from time to time and includes fractions of Shares as well as whole Shares. All references to Shares shall be deemed to refer to Shares of any or all Series, or classes thereof, as the context may require.

                  "Trust" shall mean the Delaware business trust established under the Delaware Act by this Declaration, as from time to time amended. All provisions herein relating to the Trust shall apply equally to each Series of the Trust, and each class thereof, except as the context otherwise requires.

                  "Trustees" shall mean the individuals who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other individuals who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions of Article II hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his or her capacity or their capacities as trustees hereunder.

                  "Trust Property" shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, including any and all assets of or allocated to any Series, as the context may require.

Section 1.3. PURPOSES. This Trust is formed for the following purpose or purposes:

            (a) to conduct, operate and carry on the business of an investment company;

                  (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, including, without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the Trust or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any said rights, powers, and privileges in respect to any said instruments;

                  (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust;

                  (d) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in, Shares including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or other assets of the appropriate Series or class of Shares, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Delaware;

                  (e) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any other parts of the world; and

                  (f) to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion, and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any such businesses and purposes and which might be engaged in or carried on by a Trust organized under the Delaware Act, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware business trust.

                  The  foregoing   provisions  of  this  Section  1.3  shall  be
construed both as purposes and powers and each as an independent purpose and power.

                                   ARTICLE II
                                    TRUSTEES

                  Section 2.1. POWERS. The Trustees, subject only to the specific limitations contained in this Declaration, shall have exclusive and absolute power, control and authority over the Trust Property and over the conduct of the affairs of the Trust set forth in Section 1.3 hereof, including such power, control and authority to do all such acts and things as in their sole judgment and discretion are necessary, incidental, convenient or desirable for the carrying out of or conducting of the business of the Trust or in order to promote the interests of the Trust, but with such powers of delegation as may be permitted by this Declaration. The enumeration of any specific power, control or authority herein shall not be construed as limiting the aforesaid power, control and authority or any other specific power, control or authority. The Trustees shall have power to conduct and carry on the business of the Trust, or any part thereof, to have one or more offices and to exercise any or all of its trust powers and rights, in the State of Delaware, in any other states, territories, districts, colonies and dependencies of the United States and in any foreign countries. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Such powers of the Trustees may be exercised without order of or resort to any court.

          Without limiting the foregoing, the Trustees shall have the power:

      a. To enter into contracts of any nature related to the business of the Trust.

                  b. To appoint agents and employees of the Trust, which agents and employees may be designated as officers of the Trust with corresponding titles as the Trustees may determine in their discretion.

                c. To exercise all rights, powers and privileges of ownership or interest in all securities included in the Trust Property, including the right to vote, give assent, execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and to delegate, assign, waive or otherwise dispose of any of such rights, powers or privileges.

                  d. To exercise powers and rights of subscription or otherwise which in any manner arise out of the Trust's ownership of securities.

                  e. To declare (from interest, dividends or other income received or accrued, from accruals of original issue or other discounts on obligations held, from capital or other profits whether realized or unrealized and from any other lawful sources) dividends and distributions on the Shares and to credit the same to the account of Shareholders, or at the election of the Trustees to accrue income to the account of Shareholders, on such dates (which may be as frequently as every day) as the Trustees may determine. Such dividends, distributions or accruals shall be payable in cash, property or Shares as the Trustees may determine and at such intervals as the Trustees may determine at any time in advance of such payment or accrual, whether or not the amount of such dividend, distribution or accrual can at the time of declaration be determined or must be calculated subsequent to declaration and prior to payment or accrual by reference to amounts or other factors not yet determined at the time of declaration (including but not limited to the amount of a dividend or distribution to be determined by reference to what is sufficient to enable the Trust to qualify as a regulated investment company under the Code or to avoid liability for Federal income or excise taxes).

                           The power granted by this Subsection (e) shall include, without limitation, and if otherwise lawful, the power (A) to declare dividends or distributions or to accrue income to the account of Shareholders by means of a formula or other similar method of determination whether or not the amount of such dividend or distribution can be calculated at the time of such declaration; (B) to establish record or payment dates for, dividends or distributions on any basis, including the power to establish a number of record or payment dates subsequent to the declaration of any dividend or distribution; (C) to establish the same payment date for any number of dividends or distributions declared prior to such date; (D) to provide for payment of dividends or distributions declared and as yet unpaid, or unpaid accrued income, to shareholders redeeming Shares prior to the payment date otherwise applicable; and (E) to provide in advance for conditions under which any dividend or distribution may be payable in Shares to all or less than all of the Shareholders.

                  f. To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale, lease or otherwise) any property, real or personal, and any interest therein.

                  g. To borrow money, and in this connection to issue notes or other evidences of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting to security interests the Trust Property; and to lend Trust Property.

                  h. To aid by further investment any Person, if any obligation of or interest in such Person is included in the Trust Property or if the Trustees have any direct or indirect interest in the affairs of such Person; to do anything designed to preserve, protect, improve or enhance the value of such obligation or interest; and to endorse or guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such Person; and to mortgage the Trust Property or any part thereof to secure any of or all such obligations.

                  i.  To  enter   into  joint   ventures,   general  or  limited
         partnerships and any other combinations or associations.

                  j. To purchase and pay for entirely out of Trust Property liability, casualty, property and other insurance, including, without limitation, insurance policies insuring the Shareholders, Trustees, officers, employees and agents of the Trust, the Investment Adviser, the Distributor and dealers or independent contractors of the Trust against all claims and liabilities of every nature arising by reason of holding or having held any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, to the extent the Trust would have the power, under provisions of applicable law, to indemnify such Person against such liability; provided, however that such policy or policies shall be purchased solely at the cost of the Series to which it or they pertain.

                  k. To establish and carry out pension, profit-sharing, share purchase, share bonus, savings, thrift and other retirement, incentive and benefit plans for any Trustees, officers, employees or agents of the Trust.

                  l. To the extent permitted by law and determined by the Trustees, to indemnify any Person with whom the Trust has dealings, including, without limitation, the Shareholders, the Trustees, the officers, employees and agents of the Trust, the Investment Adviser, the Distributor, the transfer agent, the custodian and dealers.

                  m. To incur and pay any charges, taxes and expenses which in the opinion of the Trustees are necessary or incidental to or proper for carrying out any of the purposes of this Trust, and to pay from the funds of the Trust Property to themselves as Trustees reasonable compensation and reimbursement for expenses.

                  n. To prosecute or abandon and to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes.

                  o. To exercise the right to consent, and to enter into releases, agreements and other instruments, including, but not limited to, the right to consent or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer any security of which is or was held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of such property by said corporation or issuer, and to pay calls or subscriptions with respect to securities held by the Trust.

                  p. To employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

                  q. To adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

                  r. To employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities.

                  s. To take such actions as are authorized, incidental or required to be taken by the Trustees pursuant to other provisions of this Declaration.

                  The foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

                  The Trustees shall not be limited by any law now or hereafter in effect limiting the investments which may be made or retained by fiduciaries, but they shall have full power and authority to make any and all investments within the limitation of this

Declaration that they, in their sole and absolute discretion, shall determine, and without liability for loss even though such investments do not or may not produce income or are of a character or in an amount not considered proper for the investment of trust funds.

                  Section 2.2. LEGAL TITLE. Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity under the Delaware Act, provided that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees with suitable reference to their trustee status, or in the name of any Series of the Trust, or in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of a custodian or subcustodian or a nominee or nominees or otherwise.

                  Section 2.3. NUMBER OF TRUSTEES; TERM OF OFFICE. The number of Trustees shall be two, which number may be increased or decreased from time to time by written instrument signed by a majority of the Trustees, provided that the number of Trustees shall not be fewer than two nor more than 15. Each of the two Trustees executing this Declaration of Trust and each Trustee thereafter appointed or elected (whenever such election occurs) shall hold office until his successor is elected and qualified or until the earlier occurrence of any of the events specified in the first sentence of Section 2.6 hereof.

Section 2.4. ELECTION OF TRUSTEES. Trustees may succeed themselves in office. Trustees may be elected at a Shareholders' meeting. At such a Shareholders' meeting, Trustees shall be elected by a plurality of the votes validly cast. The election of any Trustee (other than an individual who was serving as a Trustee immediately prior thereto) shall not become effective, however, until the individual named shall have accepted in writing such election and agreed in writing to be bound by the terms of this Declaration. Trustees need not own Shares.

                  Section 2.5. RESIGNATION AND REMOVAL. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the Chairman of the Board, or the Secretary or any Assistant Secretary, and such resignation shall be effective upon such delivery, or at any later date specified in the instrument. Any of the Trustees may be removed (i) with cause by the affirmative vote of two-thirds of the remaining Trustees (provided that the aggregate number of Trustees after such removal shall not be less than two) or (ii) by the Shareholders pursuant to
Section 5.16 hereof.

                  Section 2.6. VACANCIES. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, retirement, resignation or removal (whether pursuant to Section 2.5 hereof or otherwise), bankruptcy, adjudication of incompetence or other incapacity to perform the duties of the office of a Trustee. A vacancy shall also occur upon an increase in the number of Trustees in accordance with Section 2.3 hereof. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the authorized number of Trustees, the remaining Trustees shall fill such vacancy by the appointment of such individual as they in their sole and absolute discretion shall see fit, made by a written instrument signed by a majority of the Trustees then in office, provided that such power of appointment shall be subject to and limited by all applicable provisions of the 1940 Act and no such appointment shall become effective until the person named shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.4 or this Section 2.6, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.

                  Section 2.7. COMMITTEES; DELEGATION. The Trustees shall have the power to appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may exercise some or all of the power and authority of the Trustees as the Trustees may determine (including but not limited to the power to determine net asset value and net income), subject to any limitations contained in the By-Laws, and in general to delegate from time to time to one or more of their number or to officers, employees or agents of the Trust such power and authority and the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient, provided that no committee shall have the power

                  (a)      to change the principal office of the Trust;

                  (b)      to amend the By-Laws;

                  (c)      to issue Shares of any Series;

                  (d) to elect or remove from office any Trustee or the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or the Secretary of the Trust;

                  (e)      to increase or decrease the number of Trustees;

(f) to declare afdividend or other distribution on the Shares of any Series;

                  (g) to authorize the repurchase of Shares of any Series or

(h) to authorize any merger, consolidation or sale, lease or exchange of all or substantially all of the Trust Property.

                  Section 2.8. QUORUM; Voting. At all meetings of the Trustees, the presence of one-third of the total number of Trustees authorized, but not less than two, shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is required by this Declaration, the By-laws or the 1940 Act.
                  Section 2.9. ACTION WITHOUT A MEETING; PARTICIPATION BY CONFERENCE TELEPHONE. Unless the 1940 Act requires that a particular action must be taken only at a meeting of Trustees, any action required or permitted to be taken at any meeting of the Trustees (or of any committee of the Trustees) may be taken without a meeting if written consents thereto are signed by a majority of the Trustees then in office (or by a majority of the members of such committee) and such written consents are filed with the records of the meetings. Unless the 1940 Act requires that Trustees must be present in person at a meeting of Trustees, Trustees may participate in a meeting of the Trustees (or of any committee of the Trustees) by means of a conference telephone or similar communications equipment if all individuals participating can hear each other at the same time. Participation in a meeting by these means shall constitute presence at the meeting.

Section 2.10. BY-LAWS. The Trustees may adopt By-Laws not inconsistent with this Declaration or law to provide for the conduct of the business of the Trust, and may amend or repeal such By-Laws.

Section 2.11. NO BOND REQUIRED. No Trustee shall be obliged to give any bond or other security for the performance of any of his duties hereunder.

                  Section 2.12. RELIANCE ON EXPERTS, ETC. Each Trustee, officer, agent and employee of the Trust or any Series thereof shall, in the performance of his duties, be fully and completely justified and protected by relying in good faith upon the books of account or other records of the Trust, or upon reports made to the Trustees (a) by any of the officers or employees of the Trust or any Series thereof, (b) by the Investment Adviser, the Distributor, the custodian or the transfer agent, or (c) by any accountants, selected dealers or appraisers or other agents, experts or consultants selected with reasonable care by the Trustees, regardless of whether such agent, expert or consultant may also be a Trustee. The Trustees, officers, agents and employees of the Trust or any Series thereof may take advice of counsel with respect to the meaning and operation of this Declaration and with respect to other legal matters or questions, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.

                  Section 2.13. STANDARD OF CARE OF TRUSTEES. The exercise by the Trustees of their powers and discretion hereunder and the construction in good faith by the Trustees of the meaning or effect of any provision of this Declaration shall be binding upon everyone interested. A Trustee, officer, agent or employee shall be liable to the Trust or the Shareholders for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.

                                   ARTICLE III
                                    CONTRACTS

                  Section 3.1. DISTRIBUTION CONTRACT. The Trust may from time to time enter into a distribution contract with another Person (the "Distributor") providing for the sale of Shares, pursuant to which the Trust may agree to sell Shares of one or more Series or classes of Series to the Distributor or appoint the Distributor its sales agent for the Shares. Such contract may provide that the Distributor may enter into contracts with other persons to sell the Shares on behalf of the Distributor and the Trust. Such contract may also provide for the repurchase of Shares by the Distributor as agent of the Trust and shall contain such terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article III or of the By-Laws as the Trustees may in their discretion determine.

                  Section 3.2. ADVISORY OR MANAGEMENT CONTRACTS. Subject to approval by a Majority Shareholder Vote or, where appropriate pursuant to
Section 5.11 hereof, a Series Majority Shareholder Vote, the Trust may from time to time enter into investment advisory or management contracts with one or more other Persons (the "Investment Advisers") pursuant to which the Investment Adviser or Advisers shall agree to furnish to the Trust management, investment advisory, statistical and research facilities or other services with respect to one or more Series of the Trust. Such contract shall contain such other terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article III, the By-Laws or applicable law as the Trustees may in their discretion determine, including the grant of authority to the Investment Adviser to determine what securities shall be purchased or sold by each such Series and what portion of its assets shall be uninvested and to implement such determinations by making changes in the Series' investments.

                  Section 3.3. AFFILIATIONS OF TRUSTEES OR OFFICERS, ETC. The fact that any Shareholder, Trustee, officer, agent or employee of the Trust or any Series thereof is a shareholder, member, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any Person or of or for any parent or affiliate of any Person with which an investment advisory or management contract, principal underwriter or distributor contract or custodian, transfer agent, disbursing agent or similar agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has any other interest in the Trust or any Series thereof, or that any such Person also has any one or more similar contracts with one or more other such Persons, or has other businesses or interests, shall not affect the validity of any such contract made or that may hereafter be made with the Trust or disqualify any Shareholder, Trustee, officer, agent or employee of the Trust or any Series thereof from voting upon or executing the same or create any liability or accountability to the Trustees, the Trust, any Series thereof or the Shareholders.

                                   ARTICLE IV
                    LIMITATION OF LIABILITY; INDEMNIFICATION

      Section 4.1. NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust or any Series thereof. No Trustee shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. All Persons extending credit to, contracting with or having any claim against the Trust or any Series thereof shall look only to the assets of the Trust or of any affected Series for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. No Trustee shall be subject to any personal liability whatsoever to any person other than the Trust or the Shareholders in connection with the Trust Property or the acts, obligations or affairs of the Trust or any Series thereof. The Trustees shall not be responsible or liable to the Trust or the Shareholders for any neglect or wrongdoing of any officer, employee or agent (including, without limitation, the Investment Advisers, the Distributor, the custodian and the transfer agent) of the Trust or any Series thereof, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee.

                  Section 4.2. EXECUTION OF DOCUMENTS; NOTICE; APPARENT AUTHORITY. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or any Series thereof or the Trustees or any of them in connection with the Trust or any Series thereof shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall recite that the obligations of such instruments are not binding upon any of the Trustees, Shareholders, officers, employees or agents of the Trust individually but are binding only upon the assets and property of the Trust or of one or more Series, but the omission thereof shall not operate to bind any Trustees, Shareholders or officers, employees and agents of the Trust individually. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent.

                  Section 4.3. INDEMNIFICATION OF TRUSTEES, OFFICERS, ETC. The Trust shall indemnify each of its Trustees, officers, employees and agents (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while acting as Trustee or as an officer, employee or agent of the Trust or the Trustees, as the case may be, or thereafter, by reason of his or her being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he or she shall have been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust or any Series thereof. Notwithstanding anything herein to the contrary, if any matter which is the subject of indemnification hereunder relates only to one Series (or to more than one but not all of the Series of the Trust), then the indemnity shall be paid only out of the assets of the affected Series. No individual shall be indemnified hereunder against any liability to the Trust or any Series thereof or the

Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. In addition, no such indemnity shall be provided with respect to any matter disposed of by settlement or a compromise payment by such Trustee, officer, employee or agent, pursuant to a consent decree or otherwise, either for said payment or for any other expenses unless there has been a determination that such compromise is in the best interests of the Trust or, if appropriate, of any affected Series thereof and that such Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust or, if appropriate, of any affected Series thereof, and did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. All determinations that the applicable standards of conduct have been met for indemnification hereunder shall be made by (a) a majority vote of a quorum consisting of disinterested Trustees who are not parties to the proceeding relating to indemnification, or
(b) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, by independent legal counsel in a written opinion, or (c) a vote of Shareholders (excluding Shares owned of record or beneficially by such individual) . In addition, unless a matter is disposed of with a court determination (i) on the merits that such Trustee, officer, employee or agent was not liable or (ii) that such Person was not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, no indemnification shall be provided hereunder unless there has been a determination by independent legal counsel in a written opinion that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                  The Trustees may make advance payments out of the assets of the Trust or, if appropriate, of the affected Series in connection with the expense of defending any action with respect to which indemnification might be sought under this Section 4.3. The indemnified Trustee, officer, employee or agent shall give a written undertaking to reimburse the Trust or the Series in the event it is subsequently determined that he or she is not entitled to such indemnification and (a) the indemnified Trustee, officer, employee or agent shall provide security for his or her undertaking, (b) the Trust shall be insured against losses arising by reason of lawful advances, or (c) a majority of a quorum of disinterested Trustees or an independent legal counsel in a written opinion shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification. The rights accruing to any Trustee, officer, employee or agent under these provisions shall not exclude any other right to which he or she may be lawfully entitled and shall inure to the benefit of his or her heirs, executors, administrators or other legal representatives.


Section 4.4. INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust or, if there are two or more Series of the Trust, the assets of the affected Series of which such Shareholder held Shares, to be held harmless from and indemnified against all loss and expense, including legal expenses reasonably incurred, arising from such liability. The rights accruing to a Shareholder under this Section 4.4 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust or any Series thereof to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.


                                    ARTICLE V
                          SHARES OF BENEFICIAL INTEREST


                  Section 5.1. BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest ("Shares") , without par value. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. The number of Shares authorized hereunder is unlimited. All Shares issued hereunder, including without limitation Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable. No Shares shall have any approval, conversion or preemptive rights. The Trustees shall have full power and authority, without Shareholder approval, to establish or change from time to time the par value of Shares as the Trustees shall determine, provided the rights of outstanding Shares shall not thereby be impaired in any material way. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series repurchased or redeemed by the Trust at their discretion from time to time.

Section 5.2. SERIES DESIGNATION. Subject to the designation of additional Series pursuant to Section 5.3, the Shares shall constitute one Series, the Lord Abbett
U. S. Government Securities Trust.


                  Section 5.3. ADDITIONAL SERIES; CLASSES. The Trustees may, without Shareholder approval, from time to time authorize additional Series with separate investment objectives and policies and distinct investment purposes and one or more separate classes of any Series. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series of the Trust, to establish and designate and to change in any manner any such Series, or any classes thereof, to fix such preferences, voting powers, rights and privileges of such Series, or classes thereof, as the Trustees may from time to time determine, to classify or reclassify any issued Shares of any Series, or classes thereof, into one or more Series or classes, and to take such other action with respect to the Shares as the Trustees may deem desirable. The establishment and designation of any Series additional to the initial Series of Shares or the establishment and designation of any class of a Series additional to the initial class shall be effective upon the execution by a majority of the

Trustees of an instrument setting forth the establishment and designation of such Series or classes thereof (which instrument shall have the status of an amendment to this Declaration). All Shares of any Series or any classes thereof shall have equal voting, distribution, redemption, liquidation and other rights and shall be entitled to a preference over Shares of other Series or any classes thereof with respect to the assets of or allocated (pursuant to subsection 5.4.1) to such Series or any classes thereof. Notwithstanding the foregoing, the Trustees may establish variations between different Series, and classes of any Series, as to purchase price, determination of net asset value, the price, terms and manner of redemption and special and relative rights as to dividends on liquidation, conditions under which the several Series (and classes of any Series) shall have separate voting rights and such other matters as the Trustees may determine. The number of Shares of each Series and each class that may be issued shall be unlimited.


                  Section 5.4.      SERIES ASSETS, LIABILITIES AND EXPENSES.


Section 5.4.1. SERIES ASSETS. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, loan, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

                  Section 5.4.2. SERIES LIABILITIES AND EXPENSES. The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Without limitation of the foregoing, the liabilities existing with respect to a particular Series shall be enforceable against the assets of such Series only and not against the assets of the Trust generally. Any person extending credit to, contracting with or otherwise having any claim against any Series may look only to the assets of that Series to satisfy any such obligation or claim. No Shareholder or former Shareholder of any Series shall have any claim on or any right to any assets allocated to or belonging to any other Series. Notice of this limitation on Series liabilities may, in the Trustees' sole discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on Series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series.

                  Section  5.4.3.  TERMINATION  OF A SERIES.  Any  Series may be
terminated by the affirmative vote of at least two-thirds of the Shares of such Series outstanding or, when authorized by a Series Majority Shareholder Vote, by an instrument in writing signed by a majority of the Trustees. Upon the termination of a Series, the Series shall carry on no business except for the purpose of winding up its affairs, and the Trustees shall proceed to wind up the affairs of the Series, having with respect to such Series all powers contemplated by Section 8.1 of this Declaration in the event of the termination of the Trust.

                  At any time that there are no Shares outstanding of any particular Series previously established, the Trustees may, by an instrument executed by a majority of their number, abolish the Series.

Section 5.5. RIGHTS OF SHAREHOLDERS. Shares shall be deemed to be personal property giving only the rights provided in this Declaration. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust or any Series thereof nor can they be called upon to share or assume any losses of the Trust or any Series thereof or suffer an assessment of any kind by virtue of their ownership of Shares. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust or any Series thereof nor to entitle the legal representative of such shareholder to an accounting or to take any action in any court or otherwise against other Shareholders or the Trustees or the Trust Property, but only to the rights of such Shareholder hereunder. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

                  Section 5.6. TRUST ONLY. The Trust shall be a Delaware business trust organized under the Delaware Act. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

                  Section 5.7.      ISSUANCE OF SHARES.

                  Section 5.7.1. GENERAL. The Trustees may from time to time without vote of the Shareholders issue and sell or cause to be issued and sold Shares of any Series, except that only Shares previously contracted to be sold may be issued during any period when the right of redemption is suspended pursuant to the provisions of Section 6.6 hereof. All such Shares, when issued in accordance with the terms of this Section 5.7, shall be fully paid and nonassessable.

                  Section 5.7.2. PRICE. No Shares of any Series shall be issued or sold by the Trustees for less than an amount which would result in proceeds to the Trust, before taxes and other expenses payable by the Trust in connection with such transaction, of at least the net asset value per share of Shares of such Series determined as set forth in Article VII hereof as of the time specified in the prospectus of the Trust at the time in effect.

                  Section 5.7.3. ON MERGER OR CONSOLIDATION. In connection with the acquisition of assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities), businesses or stock of another Person, the Trustees may issue or cause to be issued Shares of any Series and accept in payment therefor, in lieu of cash, such assets or businesses at their market value (as determined by the Trustees) or such stock at the market value (as determined by the Trustees) of the assets held by such other Person, either with or without adjustment for contingent costs or liabilities, provided that the funds of the Trust are permitted by law to be invested in such assets, businesses or stock.

                  Section 5.7.4. FRACTIONAL SHARES. The Trustees may issue and sell fractions of Shares of any Series, to three decimal places, having pro rata all the rights of full Shares of such Series, including, without limitation, the right to vote and to receive dividends and distributions.

                  Section 5.8. REGISTER OF SHARES. A register shall be kept at the principal office of the Trust or an office of the transfer agent of the Trust which shall contain the names and addresses of the Shareholders of each Series, the number of Shares of each such Series held by them respectively, a record of all transfers thereof and any other information required by the Code, United States Treasury Regulations or any other taxing authority with respect to regulated investment companies. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders of each Series. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon.

Section 5.9. SHARE CERTIFICATES. No certificates certifying ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.

                  Section 5.10. TRANSFER OF SHARES. Shares of any Series shall be transferable on the records of the Trust upon delivery to the Trust or its transfer agent or agents of appropriate evidence of assignment, transfer, succession or authority to transfer accompanied by any certificate or certificates representing such Shares previously issued to the transferor. Upon such delivery the transfer shall be recorded on the register of the appropriate Series. Until such record is made, the Trustees, the transfer agent, and the officers, employees and agents of the Trust or any Series shall not be entitled or required to treat the assignee or transferee of any Share as the absolute owner thereof for any purpose, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such Share on the part of any Person, other than the holder of record, whether or not any of them shall have express or other notice of such claim or interest.

                  Section 5.11. VOTING POWERS. The Shareholders shall have power to vote only: (a) for the election of Trustees as provided in Section 2.4 hereof; (b) with respect to any investment advisory or management contract entered into pursuant to Section 3.2 hereof; (c) with respect to the removal of Trustees pursuant to Section 5.14 hereof; (d) with respect to any termination of the Trust, as provided in Section 8.1 hereof; (e) with respect to any amendment of this Declaration to the extent and as provided in Section 8.2 hereof; and (f) with respect to such additional matters relating to the Trust as may be required by this Declaration or the By-Laws or by reason of the registration of the Trust or the Shares with the Commission or any State or by any applicable law or any regulation or order of the Commission or any State or as the Trustees may consider necessary or desirable. On any matter submitted to a vote of Shareholders, all Shares issued and outstanding shall, subject to applicable law, be voted as a single class in the aggregate and not by Series, except with respect to: (i) any matter determined by the Trustees to affect the Shareholders of any particular Series in a material respect different from the Shareholders of other Series; and (ii) such matters as may be otherwise required by this Declaration or by the By-Laws or by reason of the registration of the Trust or the Shares of such Series with the Commission or any State or by any applicable law (including the 1940 Act) or any regulation or order of the Commission or any State or as the Trustees may consider necessary or desirable. With respect to such matters, the Shareholders of each affected Series shall have the power to vote as a separate Series or as a class of separate Series, as determined by the Trustees, and, if so determined by the Trustees, the other shareholders shall not be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which Shareholders are entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders (including, without limitation, the right to amend this Declaration) and may take any action required by law, the By-Laws or this Declaration to be taken by Shareholders. The By-Laws may include further provisions for Shareholders' votes and related matters.

                  Section 5.12. MEETINGS OF SHAREHOLDERS. Meetings of the Shareholders may be called at any time by the Chairman of the Board, the President or any Vice President of the Trust, or by a majority of the Trustees for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matters deemed to be necessary or desirable. Without limiting the provisions of Section 5.14 hereof, a special meeting of Shareholders may also be called at any time upon the written request of a holder or the holders of not less than 25% of all of the Shares entitled to be voted at such meeting, provided that the Shareholder or Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholder or Shareholders.

                  Section 5.13. ACTION WITHOUT A MEETING. Any action which may be taken by Shareholders may be taken without a meeting if such proportion of Shareholders as is required to vote for approval of the matter by law, this Declaration or the By-Laws consents to the action in writing and the written consents are filed with the records of Shareholders' meetings. Such consents shall be treated for all purposes as a vote taken at a Shareholders' meeting.

                  Section 5.14. QUORUM AND REQUIRED VOTE. One-third (33 1/3%) of the outstanding Shares shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or this Declaration permits or requires that holders of any series or class shall vote as a series or class, then one-third percent (33

1/3%) of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within 90 days after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws of the Trust and subject to any applicable requirements of law, a majority of the Shares voted shall decide any question, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series or class shall vote as a series or class, then a majority of the Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned.

Section 5.15. ADDITIONAL PROVISIONS. The By-Laws may include further provisions for Shareholders I votes and meetings and related matters.


                  Section 5.16. REMOVAL OF TRUSTEES BY SHAREHOLDERS. No Trustee shall serve as trustee of the Trust after the holders of record of not less than two-thirds of the outstanding Shares of the Trust have declared that such Trustee be removed from office either by a declaration in writing filed with the Secretary of the Trust or by votes cast in person or by proxy at a meeting called for such purpose. Notwithstanding the provisions of Section 5.12 hereof, the Trustees shall comply at all times with the provisions of the 1940 Act, including without limitation Section 16(c) thereof or any successor section, pertaining to the removal of Trustees by Shareholders.

                  Section 5.17. Derivative Suits. No action may be brought by a Shareholder on behalf of the Trust or a Series unless Shareholders owning not less than fifty percent (50%) of the then outstanding Shares of the Trust or such Series join in the bringing of such action.

                                   ARTICLE VI
                       REDEMPTION AND REPURCHASE OF SHARES

                  Section 6.1. REDEMPTION OF SHARES. The Trustees shall redeem Shares of any Series, subject to the conditions and at the price determined in accordance with this Declaration, upon proper application of the record holder thereof at such office or agency as may be designated from time to time for that purpose by the Trustees. The Trustees shall have power to determine from time to time the form and the other accompanying documents which shall be necessary to constitute a proper application for redemption.

                  Section 6.2. PRICE. Shares shall be redeemed for an amount equal to the net asset value of such Shares next determined pursuant to Article VII hereof after receipt of a proper application for redemption, less a charge, if and as fixed by resolution of the Board of Trustees from time to time.

                  Section 6.3. PAYMENT. Payment for such Shares redeemed shall be made to the Shareholder of record within 7 days after the date upon which proper application is received, subject to the Trustees or their designated agent being satisfied that the purchase price of such Shares has been collected and to the provisions of Section 6.4 hereof. Such payment shall be made in cash or other assets of the Trust or both, as the Trustees shall prescribe. For the purposes of such payment for Shares redeemed, the value of assets delivered shall be determined as set forth in Article VII hereof as of the same time as of which the per share net asset value of such Shares is determined.

                  Section 6.4. EFFECT OF SUSPENSION OF RIGHT OF REDEMPTION. If, pursuant to Section 6.6 hereof, the Trustees shall declare a suspension of the right of redemption, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 6.1 hereof but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust shall be suspended until the time specified in Section 6.6. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored. The redemption price of Shares for which redemption applications have not been revoked shall not exceed the net asset value of such Shares next determined as set forth in Article VII hereof after the termination of such suspension, and payment shall be made within 7 days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.

                  Section 6.5. REPURCHASE BY AGREEMENT. The Trust may repurchase Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof, or an agent designated by such owner, at a price not exceeding the net asset value per share determined as set forth in Article VII hereof as of the time specified in the prospectus of the Trust at the time in effect.

                  Section 6.6. SUSPENSION OF RIGHT OF REDEMPTION. The Trustees may declare a suspension of the right of redemption or postpone the date of payment or redemption as permitted by the 1940 Act and regulations and orders from time to time in effect thereunder. Such suspension shall take effect at such time as the Trustees shall specify, which shall not be later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of net asset value until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which (i) the condition giving rise to the suspension shall have ceased to exist and (ii) no other condition exists under which suspension is authorized under this Section 6.6. Each declaration by the Trustees pursuant to this shall be consistent with such applicable rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by the Commission or any other governmental body having jurisdiction over the Trust and as shall be in effect at the time. To the extent not inconsistent with such rules and regulations, the determination of the Trustees shall be conclusive.

                  Section 6.7. INVOLUNTARY REDEMPTION OF SHARES; DISCLOSURE OF HOLDING. (a) If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust or any Series thereof has or may become concentrated in any Person to an extent which would disqualify the Trust or any Series thereof as a regulated investment company under the Code or would cause the

Trust or any Series thereof to be treated as a personal holding company under the Code, then the Trustees shall have the power by lot or other means deemed equitable by them

                  (i) to call for redemption a number, or principal amount, of Shares sufficient in the opinion of the Trustees to (A) maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification or (B) avoid or to continue to avoid the treatment of the Trust or any Series thereof as a personal holding company under the Code, and

                  (ii) to refuse to transfer or issue Shares to any Person whose acquisition of the Shares in question would in the opinion of the Trustees result in such disqualification or treatment.

                  Any redemption pursuant to this Section 6.7(a) shall be effected at a redemption price determined in accordance with Section 6.2 hereof.

                  (b) The holders of Shares of the Trust or any Series thereof shall, upon request, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares of the Trust or any Series thereof as the Trustees deem necessary to comply with the provisions of the Code, United States Treasury Regulations, or with the requirements of any other taxing authority.

                  (c) The Trustees shall have the power to redeem Shares of any series in any Shareholder's account at a redemption price determined in accordance with Section 6.2 hereof if at any time the total number of Shares of such Series held in such account is fewer than an established minimum selected by the Trustees, in which event the

Shareholder shall be notified that the number of Shares in the account is fewer than the minimum and shall be allowed a period, fixed by the Trustees, in which to avoid such redemption by increasing the account to at least the established minimum.

                                   ARTICLE VII
                 DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS

     Section 7.1. BY WHOM DETERMINED. The Trustees shall have the power and duty to determine from time to time the net asset value per share of the Shares of each Series. They may appoint one or more Persons to assist them in the determination of the value of securities in the portfolio of each Series and to make the actual calculations pursuant to their directions. Any determination made pursuant to this Article VII shall be binding on all parties concerned.

                  Section 7.2. WHEN DETERMINED. The net asset value shall be determined at such times as the Trustees shall prescribe in accordance with the applicable provisions of the 1940 Act and regulations and orders from time to time in effect thereunder. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act or the regulations and orders from time to time in effect thereunder.

                  Section 7.3.  COMPUTATION OF PER SHARE NET ASSET VALUE.

Section 7.3.1. NET ASSET VALUE PER SHARE. The net asset value of each
Share of each Series as of any particular time shall be the quotient obtained by dividing the value of the net assets of such Series (determined in accordance with Section 7.3.2.)
by the total number of outstanding Shares of that Series.

                  If any Series is divided into classes, the net asset value of Shares of each class of such Series may be otherwise determined in any manner, to the extent permitted by applicable law, determined by the Trustees and disclosed in a prospectus relating to such class.

                  Section 7.3.2. VALUE OF THE NET ASSETS OF A SERIES. The value of the net assets of any Series as of any particular time shall be the value of that Series' assets less its liabilities, determined and computed as follows:

                  (1) Assets. The assets of any Series shall be deemed to include the following assets relating to that Series: (A) all cash on hand or on deposit, including any interest accrued thereon, (B) all bills and demand notes and accounts receivable, (C) all securities owned or contracted for by the Trustees, (D) all stock and cash dividends and cash distributions payable to but not yet received by the Trustees (when the valuation of the underlying security is being determined ex-dividend), (E) all interest accrued on any interest-bearing securities owned by the Trustees (except accrued interest included in the valuation of the underlying security) and (F) all other property of every kind and nature, including prepaid expenses, but not any insurance policy of the kind referred to in
         Section 2.1 (1) (ii) until such time as any amount payable thereunder becomes due and payable to the Trust.

                  (2) Valuation of Assets. Determination of the value of such assets shall be made, with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees.

                  (3) LIABILITIES. The liabilities of any Series shall not be deemed to include any Shares of that Series and surplus, but they shall be deemed to include the following liabilities relating to that Series:
         (A) all bills and accounts payable, (B) all administrative expenses accrued and unpaid, (C) all contractual obligations for the payment of money or property, including the amount of any declared but unpaid dividends upon Shares of that Series and the amount of all income accrued to the account of but not paid to Shareholders of that Series,
         (D) all reserves established in accordance with generally accepted accounting principles, for taxes or contingencies and (E) all other liabilities of whatsoever kind and nature except any liabilities represented by Shares of that Series and surplus.

The Board of Trustees is empowered, in its discretion, to establish other methods for determining net asset value whenever such other methods are deemed by it to be necessary or desirable, including, but without limiting the generality of the foregoing, any method deemed necessary or desirable in order to enable the Trust to comply with any provision of the Investment Company Act of 1940 or any rule or regulation thereunder.

Section 7.4. INTERIM DETERMINATIONS. Any determination of net asset value other than as of the close of trading on the New York Stock Exchange may be made either by appraisal or by calculation or estimate. Any such calculation or estimate shall be based on changes in the market value of representative or selected securities or on changes in recognized market averages since the last closing appraisal and made in a manner which in the opinion of the Trustees will fairly reflect the changes in the net asset value.

                  Section  7.5.  OUTSTANDING  SHARES.  For the  purposes of this
Article VII, outstanding Shares of any Series shall mean those Shares shown from time to time on the books of such Series or the transfer agent of the Trust as then issued and outstanding, adjusted as follows:

                  (a) Shares sold shall be deemed to be outstanding Shares from the time as of which the Trust has agreed to such sale and the sale price in currency has been determined.

                  (b) Shares distributed pursuant to Section 7.6 shall be deemed to be outstanding as of the time that Shareholders who shall receive the distribution are determined.

                  (c) Shares for which a proper application for redemption has been made or which are subject to repurchase by the Trustees shall be deemed to be outstanding Shares up to and including the time as of which the redemption or repurchase price is determined. After such time, they shall be deemed to be no longer outstanding Shares and the redemption or repurchase price until paid shall be deemed to be a liability of the Trust.

Section 7.6. DISTRIBUTIONS TO SHAREHOLDERS. Without limiting the powers of the Trustees under Subsection (f) of Section 2.1 of Article II hereof, the Trustees may at any time and from time to time, as they may determine, allocate or distribute to

Shareholders of a Series such income and capital gains of the Series, accrued or realized, as the Trustees may determine, after providing for actual, accrued or estimated expenses and liabilities (including reserves) determined in accordance with generally accepted accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Such distributions shall be made in cash, property or Shares of the appropriate
Series or any combination thereof as determined by the Trustees. Any such distribution paid in Shares shall be paid at the net asset value thereof as determined pursuant to this Article VII. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate. Inasmuch as the computation of net income and gains for Federal income and excise tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to allocate or distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes after amended or modified.


                                  ARTICLE VIII
                         DURATION; TERMINATION OF TRUST;
                            AMENDMENT; MERGERS, ETC.


Section 8.1. DURATION AND TERMINATION. (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated by the affirmative vote of at least 66 2/3% of the Shares outstanding or by the Trustees. Upon the termination of the Trust,

                  (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

                  (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property that requires Shareholder approval under Section 8.3 hereof shall receive the approval so required.

                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

                  (b) After  termination  of the Trust and  distribution  to the
Shareholders as herein provided, the Trustees shall provide for the making of all filings and applications required by law, and shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Thereupon, the Trustees shall be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

                  Section 8.2. AMENDMENT PROCEDURE. (a) Except as specifically provided herein, the Trustees may, without Shareholder vote, amend this Declaration by an instrument in writing or an amended and restated Declaration signed by a majority of the Trustees. Such an amendment shall be authorized by a Majority Shareholder Vote, or subject to the provisions of Section 5.11, a Series Majority Shareholder Vote, if it would limit the right of Shareholders to vote under Section 5.11 or amend this Section 8.2 or if Shareholder authorization is required by the 1940 Act. Notwithstanding anything else herein, no amendment to this Declaration shall (i) limit the rights of indemnification provided in Article IV hereof with respect to actions or omissions of Persons covered thereby prior to such amendment, (ii) impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or any Series thereof or (ii) permit assessments upon Shareholders.

                  (b) An instrument in writing setting forth the amendment or an amended and restated Declaration, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument by a majority of the Trustees (or by an officer of the Trust pursuant to a vote of a majority of the Trustees).

                  Section 8.3. MERGER, CONSOLIDATION AND SALE OF ASSETS. Notwithstanding anything else contained herein, the Trustees may, without prior Shareholder approval, cause the Trust or any successor thereto to merge or consolidate with or into, or sell and convey all or substantially all of the assets of the Trust or any Series to one or more trusts, partnerships, associations or corporations so long as the surviving or resulting or transferee entity is an open-end management investment company under the 1940 Act, or is a series thereof, that will succeed to or assume that Trust's registration under the Act and which is formed, organized or existing under the laws of a state, commonwealth possession or colony of the United States. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees. Pursuant to and in accordance with the provisions of Section 3815 (f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 8.3 may effect any amendment to the Declaration or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

Section 8.4. INCORPORATION. Notwithstanding anything else contained herein, the Trustees may, without prior Shareholder approval, (i) cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, partnership, association or other organization to take over all or less than all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and may sell, convey and transfer Trust Property to any such corporation, trust, partnership, association or other organization in exchange for the shares or securities thereof or otherwise, and may lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or other organization, or any corporation, partnership, trust, association or other organization in which the Trust holds or is about to acquire shares or any other interest or (ii) cause the Trust to incorporate under the laws of Delaware.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  Section 9.1. REGISTERED AGENT; REGISTERED OFFICE. The Registered Agent of the Trust within the State of Delaware for service of process, and the Registered Office of the Trust within the State of Delaware, shall be The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-1000, Dover, Delaware 19901, or such other agent or place, respectively, as the Trustees may designate from time to time by any supplement to this Declaration of Trust.

Section 9.2. GOVERNING LAW. The Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a "business trust", and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

                  Section 9.3. COUNTERPARTS. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

                  Section 9.4. RELIANCE BY THIRD PARTIES. Any certificate executed by an officer of the Trust or a Trustee certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust or any Series thereof, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

                  Section 9.5.  PROVISIONS IN CONFLICT WITH LAW OR  REGULATIONS.
(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with requirements of the 1940 Act, would be inconsistent with any of the conditions necessary for qualification of the Trust as a regulated investment company under the Code or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this Declaration, provided that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

                  Section 9.6. USE OF NAME. The Trust is adopting its name through permission of the firm of Lord, Abbett & Co., which is entering into a management or advisory contract with the Trust. Such contract shall make appropriate provisions that upon the termination of such contract for any cause, or if such firm, or a subsidiary, affiliate or successor thereof, deems it advisable to withdraw the right to the use of its name, the Trust will, at the request of such firm, or of a subsidiary, affiliate or successor thereof lawfully using the name, take such action as may be necessary to change its name to eliminate all use of or reference to the words "Lord Abbett" in any form and will not use the registered service mark of Lord, Abbett & Co. without the written consent of such firm, subsidiary, affiliate or successor. The Trust shall also agree in such contract that investment companies other than the Trust for which such firm or a subsidiary or successor thereof may act as investment adviser, and other companies affiliated with Lord, Abbett & Co., may be formed with the words "Lord Abbett" in their corporate titles. Such agreements on the part of the Trust are hereby made binding upon it, its Trustees, officers, shareholders, creditors and all other persons claiming under or through it.

                  Section 9.7. SECTION HEADINGS; INTERPRETATION. Section headings in this Declaration are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. References in this Declaration to "this Declaration" shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as "hereof", "herein" and "hereunder" shall be deemed to refer to this Declaration as from time to time amended and not exclusively to the article or section in which such words appear.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
instrument this 26th day of February, 1993.

                                                  /s/ Ronald P. Lynch
                                             ----------------------

                                                  Ronald P. Lynch


                                              /s/ Robert S. Dow
                                          --------------------------
                                                 Robert S. Dow

STATEMENT OF NEW YORK              )
                                   )
COUNTY OF NEW YORK                 )        NEW YORK, NEW YORK




                  On February , 1993 there personally appeared before me the above-named Ronald P. Lynch and Robert S. Dow who severally acknowledged the foregoing instrument to be their free act and deed.


                                                              Before me

                                                /s/ Lydia Guzman
                                           -----------------------
                                                 Notary Public

                          LORD ABBETT SECURITIES TRUST

                            Amendment to Declaration
                             and Agreement of Trust
                             dated February 26, 1993

                  The undersigned Board of Trustees of Lord Abbett Securities Trust (the "Trust") do hereby establish seven new series of the Trust to be designated the Lord Abbett Growth & Income Trust, Lord Abbett Bond-Debenture Trust, Lord Abbett Global Income Trust, Lord Abbett National Tax-Free Income Trust, Lord Abbett New York Tax- Free Income Trust, Lord Abbett California Tax-Free Income Trust, and Lord Abbett Florida Tax-Free Income Trust.


               /s/ Ronald P. Lynch                      /s/ John C. Jansing
--------------------------------------------------------------------------

                 Ronald P. Lynch                        John C. Jansing


                /s/ Robert S. Dow                      /s/ C. Alan MacDonald
---------------------------------------------------------------------------

                  Robert S. Dow                        C. Alan MacDonald


              /s/ Thomas F. Creamer                   /s/Hansel B. Millican, Jr.
---------------------------------------------------------------------------

                Thomas F. Creamer                       Hansel B. Millican, Jr.


              /s/ Stewart S. Dixon                   /s/ Thomas J. Neff
--------------------------------------------------------------------------

                Stewart S. Dixon                        Thomas J. Neff



Dated:  June 16, 1993

                          LORD ABBETT SECURITIES TRUST

                            Amendment to Declaration
                             and Agreement of Trust
                             dated February 26, 1993

                  The undersigned Board of Trustees of Lord Abbett Securities Trust (the Trust) do hereby establish a new series of the Trust to be designated the Lord Abbett Limited Duration Government Trust.


               /s/ Ronald P. Lynch                    /s/ John C. Jansing
-------------------------------------------------------------------------

                 Ronald P. Lynch                     John C. Jansing


                /s/ Robert S. Dow                   /s/ C. Alan MacDonald
-------------------------------------------------  -------------------

                  Robert S. Dow                        C. Alan MacDonald


              /s/ Thomas F. Creamer                  /s/ Hansel B. Millican, Jr.
-------------------------------------------------  ------------------------

                Thomas F. Creamer                       Hansel B. Millican, Jr


              /s/ Stewart S. Dixon                       /s/ Thomas J. Neff
------------------------------------------------------------------------

                Stewart S. Dixon                            Thomas J. Neff



Dated:  August 19, 1993

                          LORD ABBETT SECURITIES TRUST

                            Amendment to Declaration
                             and Agreement of Trust
                             dated February 26, 1993

                  The undersigned Board of Trustees of Lord Abbett Securities Trust (the "Trust") do hereby establish a new series of the Trust to be designated the Lord Abbett Balanced Trust.


                     /s/ Ronald P. Lynch       /s/ John C. Jansing
 --------------------------------------- ---------------------------------

                    Ronald P. Lynch             John C. Jansing

                     /s/ Robert S. Dow       /s/ C. Alan MacDonald
 --------------------------------------- ---------------------------------

                   Robert S. Dow               C. Alan MacDonald

                /s/ E. Thayer Bigelow       /s/ Hansel B. Millican, Jr.
 --------------------------------------- ----------------------------------

               E. Thayer Bigelow            Hansel B. Millican, Jr


              /s/ Stewart S. Dixon          /s/ Thomas J. Neff
 --------------------------------------------------------------------------

                Stewart S. Dixon             Thomas J. Neff



Dated:  November 16, 1994

                          LORD ABBETT SECURITIES TRUST

                        Amendment to Declaration of Trust

                  The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration of Trust dated February 26, 1993 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration, a new class of shares for the Series of the Trust previously designated the Lord Abbett Growth & Income Trust, to be designated the Class A shares of such Series. The initial class of shares of such Series shall be designated the Class C shares of such Series. Any variations between such classes as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such classes shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

                  This   instrument   shall   constitute  an  amendment  to  the
Declaration.

                   IN WITNESS WHEREOF, the undersigned have executed this instrument this 19th day of June, 1996.

                              /s/Ronald P. Lynch

                              - Ronald P. Lynch

                                /s/ Robert S. Dow
 --------------------------------------------------------------------------

                                 - Robert S. Dow

                              /s/ E. Thayer Bigelow
 --------------------------------------------------------------------------

                               - E. Thayer Bigelow

                              /s/ Stewart S. Dixon
 -------------------------------------------------------------------------

                               - Stewart S. Dixon

                               /s/ John C. Jansing
 --------------------------------------------------------------------------

                                - John C. Jansing

                              /s/ C. Alan MacDonald
 ---------------------------------------------------------------------------

                               - C. Alan MacDonald

                           /s/ Hansel B. Millican, Jr.

 -------------------------------------------------------------------------

                            - Hansel B. Millican, Jr.

                               /s/ Thomas J. Neff
 --------------------------------------------------------------------------

                                 Thomas J. Neff

State of New York          )
                           )  ss.
County of New York         )

                  On June 19, 1996, there personally appeared before me the above-named individuals who severally acknowledged the foregoing instrument to be their free act and deed.

                                                              Before me


                                /s/ Lydia Guzman
 --------------------------------------------------------

                                 - Notary Public


--------------------------------------------------------

                          LORD ABBETT SECURITIES TRUST

                            Amendment to Declaration
                             and Agreement of Trust
                             dated February 26, 1993

                  The undersigned Board of Trustees of Lord Abbett Securities Trust (the "Trust") do hereby establish a new series of the Trust to be designated the International Series.


                      /s/ Robert S. Dow     /s/ John C. Jansing
 --------------------------------------- ------------------------------------

                    - Robert S. Dow             John C. Jansing
 --------------------------------------- -----------------------------------

                    /s/ E. Thayer Bigelow       /s/ C. Alan MacDonald
                 - E. Thayer Bigelow           C. Alan MacDonald


                /s/ Stewart S. Dixon        /s/ Hansel B. Millican, Jr.
 --------------------------------------- ------------------------------------

              - Stewart S. Dixon               Hansel B. Millican, Jr.


               /s/ Thomas J. Neff
 ----------------------------------------------------------------------------
                   Thomas J. Neff



Dated:  September 12, 1996

                          LORD ABBETT SECURITIES TRUST

                            Amendment to Declaration

                  The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration of Trust dated February 26, 1993 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration, a new class of shares for the Growth & Income Series, to be designated the Class B shares of such Series and two new classes of shares for the International Series, to be designated the Class B and Class C shares of such Series. Any variations as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such classes shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

                  This   instrument   shall   constitute  an  amendment  to  the
Declaration.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
instrument this 17th day of April, 1997.


               /s/ Robert S. Dow                        /s/ John C. Jansing
 --------------------------------------- ----------------------------------

                    - Robert S. Dow                      John C. Jansing

                /s/ C. Alan MacDonald       /s/ Hansel B. Millican, Jr.
 --------------------------------------- ----------------------------

              - C. Alan MacDonald                Hansel B. Millican, Jr.


              /s/ E. Thayer Bigelow          /s/ Thomas J. Neff

 ----------------------------------------------------------------------------

            - E. Thayer Bigelow               Thomas J. Neff


         /s/ Stewart S. Dixon
----------------------------------------------------------------------------

            Stewart S. Dixon



Dated:  April 17, 1997

                          LORD ABBETT SECURITIES TRUST

                        Amendment to Declaration of Trust

                  The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust, a Delaware business trust (the "Trust"), organized pursuant to a Decla ration of Trust dated February 26, 1993 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration, a new class of shares for the Series of the Trust previously designated the International Series, to be designated the Class Y shares of such Series. Any variations between the classes of the International Series as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such classes shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

                  This   instrument   shall   constitute  an  amendment  to  the
Declaration.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
instrument this 15th day of October, 1997.


          /s/ Robert S. Dow                              /s/ John C. Jansing
       ---------------------------------------------------------------------

          Robert S. Dow              ---------           John C. Jansing

    /s/ C. Alan MacDonald                        /s/ Hansel B. Millican, Jr.

    ----------------------------------------------------------------------

     C. Alan MacDonald            ---------       Hansel B. Millican, Jr.

   /s/ E. Thayer Bigelow                             /s/ Thomas J. Neff
  -------------------------------------------------------------------

 E. Thayer Bigelow            ---------            Thomas J. Neff

 /s/ Stewart S. Dixon                           /s/ E. Wayne Nordberg
 -------------------------------------------------------------------------

  Stewart S. Dixon                               E. Wayne Nordberg

                          LORD ABBETT SECURITIES TRUST

                        Amendment to Declaration of Trust

                  The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration of Trust dated February 26, 1993 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration, two new series of the Trust to be designated as (i) World Bond Debenture Series; and (ii) Alpha Series. The initial classes of shares for the World Bond Debenture Series shall be designated the Class A, Class B, Class C and Class Y shares. The initial classes of shares for the Alpha Series shall be designated the Class A, Class B and Class C shares. Any variations between such classes as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, and conditions under which such classes shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

                  This   instrument   shall   constitute  an  amendment  to  the
Declaration.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
instrument this 12th day of November, 1997.


      /s/ Robert S. Dow                              /s/ John C. Jansing

    --------------------------------------------------------------------
           Robert S. Dow              ---------           John C. Jansing

     /s/ C. Alan MacDonald                        /s/ Hansel B. Millican, Jr.
  ------------------------------------------------------------------------

    C. Alan MacDonald            ---------       Hansel B. Millican, Jr.

  /s/ E. Thayer Bigelow                             /s/ Thomas J. Neff
 -----------------------------------------------------------------------

  E. Thayer Bigelow            ---------            Thomas J. Neff

 /s/ Stewart S. Dixon                           /s/ E. Wayne Nordberg
-----------------------------------------------------------------------

  Stewart S. Dixon                               E. Wayne Nordberg